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                                                                       EXHIBIT 4

                                 HBO & COMPANY
                   1983 EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                               (1996 RESTATEMENT)

PURPOSE

    Section 1. PURPOSE OF THE PLAN. The purpose of the HBO & Company 1983 Employee Discount Stock Purchase Plan (the "Plan") is to provide the eligible employees of HBO & Company, and certain of its subsidiaries, an opportunity through regular payroll savings to acquire HBO & Company Common Stock at a discount from market price, and thereby to develop the Participant's continued interest in the success of HBO & Company. This Plan was adopted by the Board of Directors on October 21, 1982, was effective on March 1, 1983, and approved by the stockholders on July 28, 1983. On October 24, 1988, the Board of Directors approved an amendment to increase the maximum shares available for purchase thereunder by an additional 1,000,000 shares and the Company's stockholders approved such an amendment on May 3, 1989. On February 8, 1994, the Board of Directors approved an amendment to the Plan to increase the maximum shares available for purchase thereunder by an additional 500,000 shares and the Company's stockholders approved such an amendment on May 10, 1994. An aggregate of 2,400,000 shares has been registered under the Securities Act of 1933 pursuant to the terms of this Plan.

DEFINITIONS

    Section 2.   DEFINITIONS.   As  used herein,  the following  terms have  the
meanings hereinafter set forth unless the context clearly indicates to the contrary:

    2.01 "COMMITTEE" shall mean the committee appointed to administer the Plan as provided in the Plan.

    2.02 "BENEFICIARY" shall mean the person, if any, named on the Payroll Deduction Authorization form by a Participant according to the Plan provisions to receive benefits in the event of the death of such Participant. If no Beneficiary is named, the Participant's estate shall receive any such benefits.

    2.03  "BOARD" shall mean the Board of Directors of HBO & Company.

    2.04 "COMMON STOCK" shall mean the class of stock which, at the effective date of this Plan, is designated HBO & Company Common Stock, par value $.05 and stock of any other class or classes into which such common stock may thereafter be changed or reclassified.

    2.05 "COMPANY" shall mean HBO & Company and any subsidiary corporation as defined in Section 425(f) of the Internal Revenue Code of 1954, as amended (the "Code"), which may be designated by the Board of Directors of HBO & Company as entitled to participate in the Plan. As of March 1, 1996, said subsidiaries include HBO & Company of Georgia and HBO & Company Canada Ltd.

    2.06 "COMPENSATION" shall mean an Eligible Employee's gross earnings for the Plan Year, inclusive of overtime earnings, bonus payments, commissions and any other type of earnings received during the Plan Year.

    2.07 "DISTRIBUTION DATE" shall mean the last day of February of each Plan Year.

    2.08 "ELIGIBLE EMPLOYEE" shall mean any person who is receiving remuneration through the Company's payroll system for services rendered to the Company or who is on an approved leave of absence of two months or less; provided, however, that a person shall not be an "Eligible Employee" if his customary employment is for not more than twenty (20) hours per week or for not more than five (5) months in any calendar year.

    2.09 "PARTICIPANT" shall mean any Eligible Employee who has elected to participate in the Plan by filing a Payroll Deduction Authorization form as provided in the Plan.
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    2.10   "PAYROLL DEDUCTION  AUTHORIZATION" shall mean  the form prescribed by the Committee for use by Eligible Employees to authorize payroll deductions, to specify the payroll deduction amount and to designate a Beneficiary, if any, all as provided in this Plan.

    2.11 "PLAN" shall mean the HBO & Company 1983 Employee Discount Stock Purchase Plan, the terms and provisions of which are herein set forth, as the same may be amended from time to time.

    2.12 "PLAN YEAR" shall mean the 12-month period commencing each March 1 and ending on the last day of the succeeding February, with the first Plan Year commencing March 1, 1983.

    2.13 "PROPER NOTICE" shall mean delivery to the Committee of notice of any action requested by the Participant on the form provided by the Committee for the specified action no later than twenty (20) days before the requested action.

    2.14 "STOCK PURCHASE ACCOUNT" shall mean the Participant's account as described in the Plan.

    2.15 "STOCK VALUE" shall mean the average of the bid and ask prices as reported by the National Association of Security Dealers in the Wall Street Journal for a particular day, provided, however, if there was no activity on that day, the stock is valued on the next subsequent day with activity.

ELIGIBILITY AND PARTICIPATION

    3.01 ELIGIBILITY. Any Eligible Employee may become a Participant in the Plan as of March 1 of any Plan Year only by filing with the Company not later than preceding February 10 the Payroll Deduction Authorization form which shall constitute the employee's election to participate in the Plan for the specified Plan Year only. Persons owning five percent (5%) or more of the total combined voting power or value of all classes of stock of HBO & Company or of any parent or subsidiary corporation of HBO & Company, as said terms are defined in Section 425(e) and (f) of the Code, including stock subject to options in favor of the Employee or purchasable under this Plan, may not participate. No one who is not an Eligible Employee may participate in this Plan.

    3.02 ENTRY DATE. The Plan has only one entry date each Plan Year on March 1, commencing March 1, 1983.

    3.03 PAYROLL DEDUCTIONS. Participant contributions to the Plan shall be made only by payroll deductions. The election with respect to contributions shall be contained in the Participant's Payroll Deduction Authorization form. Each participant may elect to contribute to the Plan any whole percentage amount with the minimum being one percent (1%) per month, but not to exceed in the aggregate during the Plan Year an amount equal to a specified percentage of a Participant's Compensation. Such percentage shall be determined by the Board prior to the start of each Plan Year. Contributions so deducted shall be allocated to a Stock Purchase Account in the name of the Participant making the contribution for the purpose of purchasing Common Stock at the end of the Plan Year. Under no circumstances may any Participant purchase more than 2,500 shares of Common Stock under this Plan with respect to each Plan Year, nor may he purchase stock under all stock purchase plans of the Company and its related corporations in excess of $25,000 in fair market value of said Common Stock (determined as of the first day of the applicable Plan Year) for each calendar year in which the Participant may purchase stock hereunder. For purposes hereof, "related corporations" shall include any parent corporation (within the meaning of Section 425(e) of the Code) and any subsidiary corporation (within the meaning of Section 425(f) of the Code) of HBO & Company.

    3.04   CHANGE IN  CONTRIBUTION.   The contribution  amount designated  by  a
Participant shall continue in effect for the entire Plan Year, unless the Participant withdraws from the Plan in accordance with the Plan provisions.

    3.05  WITHDRAWAL.

    3.05.1    TERMINATION  OF  EMPLOYMENT,  OTHER  THAN  DEATH,  DISABILITY   OR
RETIREMENT.   When a Participant ceases to be  an employee of the Company or any related corporation as defined in Section 3.03, for reasons other than death, disability or retirement, his or her participation in the Plan terminates and the total amount credited to his or her Stock Purchase Account will be returned without interest to the Participant as soon as reasonably practicable upon termination.
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    3.05.2  DEATH, DISABILITY, RETIREMENT OR LEAVE OF ABSENCE (IN EXCESS OF  TWO
MONTHS).    When  a Participant  dies,  becomes  disabled, retires  or  takes an approved leave of absence (in excess of two months), participation in the Plan terminates. At the option of the Participant, or the Participant's Beneficiary, where applicable, the total amount credited to the Participant's Stock Purchase Account shall be either (a) returned without interest to the Participant or the Participant's designated beneficiary, where applicable, or (b) held in the Plan until the end of the current Plan Year and distributed in Common Stock and cash in lieu of fractional shares, as provided in the Plan, to the Participant or the Participant's Beneficiary, where applicable. An employee returning to employment from disability or leave of absence may participate in the Plan during a subsequent Plan Year provided he or she meets the eligibility requirements of the Plan.

    3.05.3 VOLUNTARY TERMINATION OF CONTRIBUTION. At any time during the Plan Year, a Participant may terminate his or her participation in the Plan for the current Plan Year by filing the Proper Notice and in such event (a) there will be no further payroll deductions from the Participant's earnings during the current Plan Year; (b) at the Participant's option, the total amount credited to his or her Stock Purchase Account shall be either (i) returned without interest to the Participant or (ii) held in the Plan until the end of the current Plan Year and distributed in Common Stock and cash in lieu of fractional shares, as provided in the Plan, to the Participant; and (c) the Participant may participate in the Plan during a subsequent Plan Year provided he or she meets the eligibility requirements of the Plan.

    3.06 PARTICIPANT RECORDS. The Committee or other person designated by the Company shall create and maintain adequate records to disclose the interest in the account of each Participant. Such records shall be in the form of individual Stock Purchase Accounts, and shall contain such information as herein described, as well as other information the Committee deems advisable. Actual segregation of the assets in the separate Stock Purchase Accounts of each Participant, however, shall not be required.

    3.07 CASH BALANCE. The cash balance reflected in each Participant's account shall be used to purchase for such account whole shares of Common Stock immediately after the close of each Plan Year, either on the open market or from the Company, as the Committee shall direct. In any event, the Company shall pay all brokerage fees, if any, for the Participants. All purchases of Common Stock under the Plan for each Plan Year must be effected no later than fifteen (15) months after the first day (March 1) of said Plan Year. To the extent that the Participant's account balance would result in the purchase of shares of Common Stock in excess of the maximum amount permitted in Section 3.03, said excess cash shall be returned to the Participant at the time the Common Stock is distributed to him.

    3.08 STOCK PURCHASE PRICE. The Stock Purchase Price in any Plan Year will be equal to eighty-five percent (85%) of the lower of the Stock Value on March 1 or the last day of the succeeding February of each Plan Year. In the event of a change in the Company's capitalization, such as a stock dividend or stock split-up, the Stock Purchase Price shall be adjusted proportionately. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be deemed equitable by the Board.

    3.09 VESTING. The total amounts held in each Participant's Stock Purchase Account shall at all times be fully vested in the Participants concerned.

    3.10 TRANSFERABILITY. Amounts credited to a Participant's Stock Purchase Account may not be assigned, transferred or pledged in any way, except by will or by the laws of descent and distribution upon his death, and any attempted assignment, transfer, pledge or other disposition of such amounts shall be null and void. During a Participant's lifetime, only he may exercise the rights to purchase Common Stock under this Plan.

    3.11 DISTRIBUTION IN STOCK. Except as provided for as to withdrawals from the Plan, all benefits shall be payable in whole shares of Common Stock issued in the name of each Participant or Beneficiary, if applicable, with cash paid in lieu of fractional shares, as soon as practical after the end of each Plan Year.

    3.12 FOREIGN EMPLOYEES. The Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company outside of the United States of
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America,  as the Committee may consider  necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; PROVIDED, HOWEVER, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code. The remaining provisions of the Plan not inconsistent herewith are hereby ratified and confirmed.

ADMINISTRATION

    4.01 ADMINISTRATIVE COMMITTEE. The Plan shall be administered by a Committee appointed by the Board. Such Committee shall have authority to establish, administer and interpret such rules with respect to the Plan that it deems appropriate or necessary, including without limitation, rules providing for payroll deductions. Any decision of the Committee with respect to such rules and the interpretation, construction, administration and application of the Plan shall be conclusive and binding. The Company shall pay all costs of administration of the Plan, including any reasonable expenses incurred by members of the Committee in the performance of their duties.

    4.02 PLAN TERMINATION AND AMENDMENT. The Board may terminate the Plan at any time and may amend the Plan in any respect at any time or from time to time, except that the Board may not without the approval of the Company's stockholders, alter the maximum number of shares of Common Stock to be sold pursuant to the Plan; and the Board may at any time or from time to time amend the Plan for the sole purpose of providing the inclusion or exclusion from participation therein of Eligible Employees of corporations which are subsidiaries of the Company, as provided in Section 2.05, but may not otherwise amend the Plan as to eligibility to participate, except with the approval of the Company's stockholders; provided, however, that no such termination or amendment shall adversely affect the rights of any Participant with respect to amounts previously credited to his Stock Purchase Account.

MISCELLANEOUS

    5.01 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any incentive or other compensation plans in effect for the Company nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

    5.02   PLAN BINDING  ON SUCCESSORS.   The  Plan shall  be binding  upon  the
successors and assigns of the Company.

    5.03 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

    5.04 HEADINGS, ETC., NOT PART OF PLAN. Headings of articles and paragraphs hereof are inserted for convenience and reference; they constitute no part of the Plan.

    5.05 NO CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment, and the participation herein by any Employee shall not of itself create any rights of future employment with the Company. The Company remains free to terminate the employment of any Participant according to its standard employment practices.

    5.06 RIGHTS AS A STOCKHOLDER. No participant shall possess any rights of a stockholder in the Company as to Common Stock being purchased under this Plan until said Common Stock has been issued to him in accord with the terms hereof.

    5.07 INVESTMENT REPRESENTATIONS. No shares of Common Stock shall be issued pursuant to this Plan unless and until the Participant or Beneficiary to whom issuance is to be made shall have
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executed  any letter  or agreement  required by the  Company for  the purpose of stating the investment intentions of said individual with regard to the Common Stock. The Company may, on advice of its counsel, waive this requirement.

    5.08 ADJUSTMENTS FOR STOCK SPLIT, ETC. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number of shares of Common Stock by reason of recapitalization, combination of shares, stock split-up, stock dividend or similar action, then the maximum number of shares which may be purchased pursuant to Section 1 hereof and the maximum number of shares which any Participant hereunder may purchase with respect to any Plan Year pursuant to Section 3.03 hereof and the stock purchase price shall, without further action of the Board of the Committee, including, without limitation, amendment of this Plan, be apportionately adjusted in a manner identical to the changes in the outstanding number of shares of Common Stock and in the Stock Value.